As filed with the Securities and Exchange Commission on November 16, 2005.
                   An Exhibit List can be found on page II-4.



                           Registration No. 333-122862

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Revelstoke Industries, Inc.
             (Exact Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
         NEVADA                         1700                     98-0441019
--------------------------------------------------------------------------------
(State of Incorporation)    (Primary Standard Industrial        (IRS Employer
                                      Code No.)              Identification No.)
--------------------------------------------------------------------------------

                               14977 - 21st Avenue
                     South Surrey, British Columbia, V4A 8G3
                                     Canada
                             Phone # (604) 329-9593
                             ----------------------
          (Address and telephone number of principal executive offices)

                        3033 N.W. 63rd Street, Suite 200
                          Oklahoma City, Oklahoma 73116
                             Phone # (405) 848-1944
                             ----------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Mark A. Robertson, Esq.
                              Robertson & Williams.
                        3033 N.W. 63rd Street, Suite 200
                          Oklahoma City, Oklahoma 73116

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                 CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
Title of each class of   Amount to be    Proposed Maximum      Proposed Maximum        Amount of
   securities to be       Registered    Offering Price Per    Aggregate Offering   Registration Fee
      registered                           Security (1)              Price
===================================================================================================
Common Stock, $0.001
par value                   100,000          $ 1.00               $ 100,000             $12.67
- ---------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value (2)               162,500          $ 1.00                $162,500             $20.59
- ---------------------------------------------------------------------------------------------------
Total                       262,500          $ 1.00               $ 262,500             $33.26
- ---------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933.
(2) Selling Shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.



PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2005


                           Revelstoke Industries, Inc.

                         100,000 Shares of Common Stock
                    162,500 Selling Shareholders Common Stock


The shares are being offered for sale on a best efforts basis for 100,000 Shares at $1.00 per share by Revelstoke Industries, Inc. The offering of the shares sold by the Company will end on the earlier of December 31, 2005 or when all 100,000 shares are sold. The selling shareholders may continue to sell their shares as long as the registration statement remains effective. This offering is being made on a self-underwritten basis, with no minimum purchase requirements by us through our officers and directors. There is no arrangement to place the funds raised by us in escrow, trust or similar account during the sale of our shares. In addition, our selling shareholders are offering up to 162,500 shares of our common stock. There is no firm commitment for the sale of any shares. Since there is no firm commitment with respect to the sale of shares, which means that there is no minimum number of shares that must be sold in order to complete the offering, we cannot state how many, if any, shares will be sold.


Our shares of common stock are not listed on any stock exchange. There is no assurance that our shares of common stock will be quoted on any stock exchange in the future. There is no agreement between us and the selling shareholders prohibiting them from selling their shares concurrent with our offering of shares. The selling shareholders may sell their common stock in negotiated transactions until our shares of common stock are quoted on the OTC Bulletin Board. Thereafter, the selling shareholders may sell their shares by brokers at prevailing market prices or at privately negotiated prices.

There are no commissions payable for sales of shares in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

               Investing in our common stock involves substantial
                 risks. See "Risk Factors" beginning on page 5.


                               November ___, 2005

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            Page
--------------------------------------------------------------------------------
Prospectus Summary                                                            3
--------------------------------------------------------------------------------
Risk Factors                                                                  4
--------------------------------------------------------------------------------
Use of Proceeds                                                               8
--------------------------------------------------------------------------------
Determination of Offering Price                                               9
--------------------------------------------------------------------------------
Market for Common Equity and Related Stockholder Matters                      9
--------------------------------------------------------------------------------
Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                                      10
--------------------------------------------------------------------------------
Description of Business                                                      13
--------------------------------------------------------------------------------
Management                                                                   16
--------------------------------------------------------------------------------
Employment Agreements                                                        18
--------------------------------------------------------------------------------
Executive Compensation                                                       18
--------------------------------------------------------------------------------
Certain Relationships and Related Transactions                               18
--------------------------------------------------------------------------------
Security Ownership of Certain Beneficial Owners and Management               18
--------------------------------------------------------------------------------
Dilution                                                                     19
--------------------------------------------------------------------------------
Selling Stockholders                                                         19
--------------------------------------------------------------------------------
Plan of Distribution                                                         21
--------------------------------------------------------------------------------
Description of Securities                                                    24
--------------------------------------------------------------------------------
Indemnification for Securities Act Liabilities                               25
--------------------------------------------------------------------------------
Legal Matters                                                                25
--------------------------------------------------------------------------------
Experts                                                                      25
--------------------------------------------------------------------------------
Available Information                                                        26
--------------------------------------------------------------------------------
Index to Financial Statements                                                F-2
--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

The following is a summary of certain information contained in this Prospectus Summary. This summary is intended only for quick reference and is not intended to be complete. Therefore, this summary is qualified in its entirety by the detailed information found in the remainder of this Prospectus.

The Company
- -----------

Revelstoke Industries, Inc. was originally incorporated in the State of Nevada on April 5, 2004.

We are engaged in the business of reclaiming and stabilizing land in preparation for construction in the United States. We maintain offices at 14977 - 21st Avenue, South Surrey, British Columbia, V4A 8G3, Canada and can be reached at
(604) 329-9593. Our Internet website address is www.revelstokeindustriesinc.com.

The Offering
- ------------

- ---------------------------------------------------------------------------------------------------------------------------
Shares Offered              We are offering 100,000 shares of common stock, $0.001 par value, at $1.00 per share, for a total offering of $100,000. The 100,000 newly-issued shares being sold by the Company will have voting rights equal to all other outstanding common shares of our stock. In addition, our selling shareholders are offering to sell up to 162,500 shares of common stock which may be sold by them at the same time we are selling shares. We are not receiving any proceeds from the sale of any common stock by selling shareholders. See "Description of the Securities."
- ---------------------------------------------------------------------------------------------------------------------------

Terms of the Offering       Investors must pay the amount in cash or check at the time of subscription. See "Plan of
                            Distribution".
- ---------------------------------------------------------------------------------------------------------------------------
Who May Invest              The Shares are being offered solely pursuant to this Prospectus.
- ---------------------------------------------------------------------------------------------------------------------------
Use of Proceeds             Proceeds from the sale of newly-issued shares under this Offering will be used principally for the purposes of current operating capital. This will allow us to develop our projects, and thereby provide revenues and the ability to expand and implement our marketing strategy.
                            There is a risk that if we do not sell completely all the shares we are offering in this best efforts offering that the shortfall will jeopardize our ability to implement our business plan. See "Use of Proceeds".
- ---------------------------------------------------------------------------------------------------------------------------
Securities Outstanding      We presently have 300,000 shares of voting common stock issued and outstanding. Upon completion of this Offering at the Maximum amount, a total of 100,000 newly-issued shares will have been issued and 400,000 shares will then be outstanding. If less than the Maximum
                            Offering is sold, then correspondingly fewer Shares will be issued at the conclusion of the
                            Offering. In addition, there are no options presently outstanding to purchase our common stock. See "Description of Securities."
- ---------------------------------------------------------------------------------------------------------------------------
Risk Factors                Although our principals and senior managers have significant experience in business and management, we have a limited operating history and are, therefore, essentially a "start-up"
                            company. We do not anticipate profitability, even following a successful closing of this
                            Offering, for a period of approximately 12 months. There is, therefore, no assurance that revenues will continue to be generated as currently anticipated or that we will become profitable. Consequently, an investment in Revelstoke Industries, Inc. is highly speculative. Investors will suffer substantial dilution in the book value per share of the common stock compared to the purchase price. In seeking to continue our current operations and business, we could incur additional substantial losses, and require further funding for which we presently have no commitments. No person should invest in Revelstoke Industries,
                            Inc. who cannot afford to risk loss of the entire investment. See "Risk Factors."
- ---------------------------------------------------------------------------------------------------------------------------
Transfer Agent              Transfer Online, Inc. has been selected to serve as transfer agent and registrar for our outstanding securities upon completion of the Offering. Transfer Online, Inc. is located at
                            317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, and can be reached at (503)
                            227-2950.
- ---------------------------------------------------------------------------------------------------------------------------
Sales Agents                The shares are being offered for sale on a best efforts basis by the Company and our officers and directors. No commissions are payable for the sales of shares offered.
- ---------------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

Risks Inherent in a New Start-Up Company
- ----------------------------------------

Lack of Profitability/Limited Operating History May Jeopardize Success of Operations

We have a limited operating history. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses from which they cannot recover. We will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets and implementing appropriate financial controls and internal operating policies and procedures. We will need to attract and retain a number of key employees and other service personnel. Further, there is no assurance that we will be able, upon completion of this Offering, to successfully continue our operations or that we will ever operate profitably.

Limited Capital/Possible Need for Additional Capital to Continue Development

Revelstoke Industries, Inc. presently does not have sufficient operating capital and is dependent upon this Offering to continue development and marketing. Upon completion of the Offering, even if the entire Offering amount is raised, the amount of capital available to us will be limited, and may not be sufficient to enable us to fully continue our business operations without additional fund raising. Additional financing may be required to meet our objectives and provide more working capital for expanding our development capabilities and to achieve our ultimate plan of expansion and full scale of operations. There can be no assurance that we will be able to obtain such financing on attractive terms, if at all. We have no commitments for additional cash funding beyond the proceeds expected to be received from this Offering.

We Do Not Anticipate Paying Dividends


We do not currently intend to pay cash dividends on our common stock and do not anticipate paying any dividends at any time in the foreseeable future. At present, we will follow a policy of retaining all of our earnings, if any, to finance development and expansion of our business. See "Dividend Policy."


Limited Liability of Officers and Directors Limits Investors' Rights


We have adopted provisions in our Articles of Incorporation and Bylaws which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Our articles generally provide that our officers and directors will have no personal liability to us or our stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. These provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of a company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by Revelstoke Industries, Inc. of expenses incurred or paid by a director, officer or controlling person of Revelstoke Industries, Inc. in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Risks Related to the Nature of the Business
- -------------------------------------------

Adverse Economic Conditions Negatively Impact Our Business

In an economic slowdown or during periods of rising interest rates, new construction typically declines, which means the demand for our services will decline. The construction industry, in general, may be adversely affected by slowdown in regional demand for new commercial and residential construction. If demand for new construction declines in the region in which we do business, the demand for our site reclamation services may decline. It is difficult, if not impossible, to predict the demand for reclaiming and stabilizing land in preparation for construction. Depressed demand for new construction would have a material adverse effect on our operations.

We Face Competition from Larger Companies in Our Business

We will be competing against other construction site reclamation and excavation companies such as Hayward Baker, Inc. in California and Case Foundation Company in Arizona, some of which sell their services globally, and some of these providers will have considerably greater resources and abilities than we do. These competitors may have greater marketing and sales capacity, established distribution networks, significant goodwill and global name recognition.

We Are Dependent on the Efforts of Management Which is Essential to Our Success

Our success will depend to a significant degree upon the involvement of our management, who will be in charge of strategic planning and operations. The officers, directors, management and advisors have experience in construction site reclamation and preparation, which will be essential to our success. However, we may need to attract and retain additional talented individuals in order to carry out our business objectives. The competition for such persons could be intense and there are no assurances that these individuals will be available to us.

Until We Can Grow, We are Economically Dependent on Alantic Contractors Ltd.

Due to our limited resources and size, we currently subcontract all land stabilization contracts to one supplier - Alantic Contractors Ltd. (see "Description of Business"). Our ability to continue viable operations is dependent upon these services until we can grow our business and develop the ability to deliver the services internally.

Changing Regulatory Compliance Can Present Impediments to Our Business

As many of our planned activities will be subject to federal, state and local regulation, and as these rules are subject to constant change or amendment, there can be no assurance that our operations will not be adversely affected by new or different government regulations, laws or court decisions applicable to our operations.

Risks Related to the Offering
- -----------------------------

The Sale by the Company and the Selling Shareholders at the Same Time May Present a Conflict

Our officers and directors may be selling our shares at the same time our selling shareholders are trying to sell shares. Our shares will be sold at $1.00 per share, but the selling shareholders may sell their shares at whatever negotiated price they can get which presents a conflict between us and our selling shareholders. If the selling shareholders sell their shares at less than $1.00 per share it may make it more difficult for us to sell our shares at $1.00 per shares. There is no agreement between us and the selling shareholders prohibiting them from selling their shares concurrent with our offering of shares.

No Assurance that Our "Best Efforts"/No Firm Commitment Offering Will Raise Sufficient Funds

The Shares are being offered by us on a "Best Efforts" basis, meaning that there is no assurance that any or all of the Offering will be sold. Because there is no minimum closing amount, there is an increased risk to investors who participate in the Offering if less than the Maximum amount is raised, since the remainder of the funds will not be forthcoming and that shortfall may jeopardize our ability to perform under our business plan. The Offering may not raise the full $100,000 of new funds for us, because the market may not support the sale of all of the newly-issued common stock.

Uncertain Public Market for the Shares May Make the Resale of Shares Difficult

At present, we are a private company. Following closing of this Offering, there will be a limited marketplace for the Shares of purchasers buying their Shares from us pursuant to the terms and conditions of this Offering and those registered selling shareholders. There is no assurance as to the depth or liquidity of any market or the prices at which holders may be able to sell the securities. An investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when the need or desire to sell arises. Furthermore, the Shares are not marginable, will not be marginable in the near future and it is unlikely that a lending institution would accept Revelstoke's common stock as collateral for a loan. (See "Market for Common Equity and Related Stockholder Matters").

Arbitrary Offering Price for Shares Bears No Relationship to Value or Possible Trading Price

The Offering price of the Shares was arbitrarily determined by us. The Offering price bears no relationship to our assets, earnings to date, book value, net worth or other recognized economic criteria for valuing Shares. In no event should the Offering price be regarded as an indicator of any future market price of our securities.

Volatility of Price of Shares Likely

If a public market does develop for the Shares, many factors will influence the market prices. The Shares will be subject to significant fluctuation in response to variations in our operating results, investor perceptions of us, supply and demand, interest rates, general economic conditions and those conditions specific to the industry, unusual developments with regard to our activities, future financial condition and successful management.

We Have Broad Discretion as to Use of Proceeds

We will have wide discretion as to the exact allocation and priority and timing of the allocation of funds raised from the Offering. The allocation of the proceeds of the Offering may vary significantly depending upon numerous factors, including the success that we have in the marketing of our services and products. Accordingly, we will have broad discretion with respect to the expenditure of the net proceeds of the Offering. Investors purchasing the Shares offered here will be entrusting their funds to our management, upon whose judgment the subscribers must depend. (See "Use of Proceeds").

Investors in the Offering Will Contribute to Our Capital a Disproportionately Greater Share than the Ownership Percentage That They Receive

Collectively, the existing shareholders own 300,000 shares of our presently outstanding common stock, and as at May 31, 2005 we had total tangible assets of $2,494. If the Maximum number of newly-issued shares offered by this Offering are sold, then upon completion of the Offering, pre-existing stockholders will represent 75% of the then-outstanding common stock, and investors purchasing newly-issued shares in the Offering will own the other 25%, for which they will have paid $100,000 cash. Therefore, investors in the Offering will contribute to our capital a disproportionately greater share than the ownership percentage that they receive. Present stockholders will benefit from a greater share of Revelstoke Industries, Inc. if successful, while investors in the Offering risk a greater loss of cash invested we are not successful.

Investors Who Purchase the Shares in the Offering Will Experience Dilution in the Book Value of Shares Which They Acquire.

Our present shareholders purchased their common stock at an average cost of approximately $0.247 per share, lower than the $1.00 per share to be paid by investors in this Offering. Dilution may also occur if we issue additional shares at a price lower than the Offering price stated in this document. A substantial portion of our 50,000,000 authorized shares of common stock will remain unissued if all shares offered by this prospectus are sold. Our Board of Directors has, however, the power to issue shares without shareholder approval. Following the Offering, any additional issuances of shares by us from our authorized but unissued shares could have the effect of further diluting the book value of shares and the percentage ownership interest of investors in this Offering. (See "Dilution").

Existing Shareholders May Continue to Control the Company

There are no pre-emptive rights in connection with our common stock. Cumulative voting is allowed during the election of directors. However, after the completion of the Offering, the existing shareholders may continue to control a majority of the issued and outstanding shares and may therefore be able to control the election of a majority of the directors, and generally control our affairs.

Applicability of Low-Priced Stock Risk Disclosure Requirements May Reduce the Value and Affect its Liquidity

Our securities will be considered low-priced or "designated" securities under rules in effect under the Exchange Act. Under these rules, broker/dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker/dealer's duties, the customer's rights and remedies, certain market and other information, and make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker/dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. The likely effect of these restrictions will be a decrease in the willingness of broker/dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.


                                 USE OF PROCEEDS

The proceeds to be realized by us from the sale of newly-issued shares offered in this Offering will vary depending on the total number of shares sold. The following chart shows the estimated use of proceeds where the maximum offering is raised.

Description           Maximum Offering
- -----------           ----------------

Total Proceed           $  100,000
Offering Expenses       $   10,000
                        ----------
Net proceeds            $   90,000
                        ----------

Marketing               $   25,000
Operations              $   50,000
Working Capital         $   15,000
                        ----------
Total Expenditure       $   90,000
                        ----------

Proceeds to be used for marketing expenses are expected to include advertising in trade publications and entertainment expenses. Operations expenses are expected to include fees to Alantic Contractors Ltd. (see "Description of Business"), rent, accounting and legal fees relating to the compliance with regulatory reporting requirements, salaries and similar administrative expenses. Working capital represents an unallocated reserve for unanticipated costs and cash flow requirements.

If we do not sell all of the newly-issued shares offered in the Offering, we will first reduce unallocated working capital, and if necessary funds available for marketing. A shortfall could jeopardize our ability to implement our business plan.

                         DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board following the sale of the Company shares. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

Market Information
- ------------------

Prior to this Offering, we have been privately held and no market existed for transactions related to our common stock. Private sales or transfers are permitted under the respective state and Federal securities laws, subject to compliance with exemptions under the respective statutory guidelines. After this Offering, there will be a limited public marketplace for our common stock. No estimate can be made of the viability of this secondary market.

Dividends
- ---------

Holders of our common stock are entitled to receive dividends when declared by our Board of Directors out of funds legally available for distribution. Any dividends may be paid in cash, property or shares of our common stock. We have not paid any dividends since our inception, and it is not likely that any dividends on our common stock will be declared at any time in the foreseeable future. Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations
- ------------------
Over the next twelve months, we expect to open an office in the United States and begin contacting residential and commercial land developers to establish the demand for our services (see "Description of Business"). With the assistance of Alantic Contractors Ltd., we will locate geotechnical engineers knowledgeable about unstable soils and local soil conditions, and qualified excavation subcontractors. We also expect to negotiate contracts with land developers and to begin providing land reclamation and stabilization services.

Results of Operations
- ---------------------
The following table sets forth, as a percentage of revenue for the year, our statement of operations data for the period from June 1, 2004 until May 31, 2005.

--------------------------------------------------------------------------------
Revenue                                                                100.0%
--------------------------------------------------------------------------------
Direct costs                                                           120.2
                                                                       -----
--------------------------------------------------------------------------------
Gross loss                                                             (20.2)
                                                                       -----
--------------------------------------------------------------------------------
Administrative expenses
--------------------------------------------------------------------------------
   Bank charges and interest                                             0.5
--------------------------------------------------------------------------------
   Consulting fees                                                      37.5
--------------------------------------------------------------------------------
   Management fees                                                      10.6
--------------------------------------------------------------------------------
   Office and miscellaneous                                              9.2
--------------------------------------------------------------------------------
   Professional fees                                                    43.8
--------------------------------------------------------------------------------
   Promotion                                                             2.1
--------------------------------------------------------------------------------
   Rent                                                                  8.0
--------------------------------------------------------------------------------
   Telephone                                                             1.4
--------------------------------------------------------------------------------
   Transfer agent                                                        6.5
--------------------------------------------------------------------------------
   Travel                                                                4.4
                                                                       -----
--------------------------------------------------------------------------------
   Total administrative expenses                                       124.0
                                                                       -----
--------------------------------------------------------------------------------
Other income
--------------------------------------------------------------------------------
   Gain on foreign exchange                                              3.2
                                                                       -----
--------------------------------------------------------------------------------
Loss for the year                                                     (141.0%)
                                                                       -----
--------------------------------------------------------------------------------

During the year from June 1, 2004 until May 31, 2005, we experienced a net loss of $66,246. We are in the development stage, and therefore have not commenced producing significant consistent revenue. During the year, we earned $46,974 of revenue from site reclamation and incurred $56,481 of costs directly relating to that revenue. As we begin to implement our business plan, we expect the number of site reclamation jobs and revenue to increase, and direct costs as a percentage of that revenue to fall over the next 12 months. Our administrative expenses totaled $58,253 for the year, and consisted primarily of consulting fees of $17,632 relating to investigating the opportunities in the construction site reclamation and stabilization business in the United States and preparation of this prospectus. In addition, professional fees of $20,574 were incurred in respect of accounting and audit fees and legal fees.

During the three-month period ended August 31, 2005, we suffered a net loss of $16,444. We earned no revenue and our administrative expenses totaled $16,414. These expenses consisted mainly of professional fees of $12,539 for legal and accounting services, and consulting fees of $3,052 relating to the preparation of this prospectus.

We expect administrative expenses to decrease as a percentage of revenue as revenue increases over the next 12 months.

The residential and commercial real estate market in the United States is presently active, so we expect the demand for our services will remain stable or increase in the foreseeable future.

Liquidity and Capital Resources
- -------------------------------

At May 31, 2005, our principal source of liquidity was cash of $63,704 and we had working capital of $2,494. At August 31, 2005, our principal source of liquidity was cash of $12,722 and we had a working capital deficiency of $13,950. Our ability to continue and expand our operations is dependent upon achieving profitable operations and upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

For the year ended May 31, 2005, $591 of cash was provided by our operations and we used $45,000 of cash to repay two unsecured promissory notes. To finance our cash needs since our inception, we borrowed $45,000 during the preceding fiscal period by way of two unsecured promissory notes. As discussed above, we repaid these loans in full in October 2004. In addition, we raised $65,000 in November 2004 by the issuance of 162,500 shares of our common stock at $0.40 per share. During the preceding fiscal period, we raised $9,167 by the issuance of 137,500 shares of our common stock at $0.0667 per share. For the three month period ended August 31, 2005, we used $50,982 of cash for our operations. In particular, we used $16,444 of cash for the loss for the period and applied $41,873 of cash to pay our accounts payable. We raised no funds during the period.

Our administrative expenses averaged approximately $5,000 per month during the preceding 12 months and are expected to continue at this rate until we begin generating sustainable revenue. Management anticipates that if we sell all of the stock offered by the Company, it should fund the capital requirements over the next 12 months. If we are unable to sell our shares, we will need to obtain additional financing for our capital requirements. Such additional financing will come from additional capital from management or bank financing.

Off Balance Sheet Arrangements and Commitments
- ----------------------------------------------

As of August 31, 2005, we had no off-balance sheet arrangements. The following table summarizes our contractual obligations at August 31, 2005 and the effect those obligations are expected to have on our liquidity and cash flow in future periods.


- ------------------------------------------------------------------------------------------------------
                                                       Payments Due by Period
- ------------------------------------------------------------------------------------------------------
Contractual Obligations        Total      Less Than 1 Year   1 to 3 Years  3 to 5 Years   More Than 5
                                                                                              Years
======================================================================================================
Current liabilities          $34,997           $34,997          $  -           $  -           $  -
- ------------------------------------------------------------------------------------------------------
Long-term debt                     -                -              -              -              -
                             -------           -------          ----           ----           ----
- ------------------------------------------------------------------------------------------------------
Total                        $34,997           $34,997          $  -           $  -           $  -
                             -------                            ----           ----           ----
- ------------------------------------------------------------------------------------------------------

Critical Accounting Policies
- ----------------------------

Development stage company

We are considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

Revenue Recognition

We recognize revenue from land stablization contracts on the percentage of completion basis. Revenue is measured by the proportion of construction costs incurred to date as a percentage of estimated total construction costs. We record provisions for estimated losses on uncompleted contracts the period in which those losses are determined.

Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities are translated at the rates prevailing at the date of transaction. We translate revenue and expense items, except for amortization, at the average rate of exchange for the year. Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statements of operations.

Loss per share

We use the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

Financial instruments

All our significant financial assets, financial liabilities and equity instruments are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amount of our assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of our revenues and expenditures during the reporting period. Actual results could differ from those reported.

Income taxes

We provide for income taxes using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Tax benefits, which may arise as a result of applying losses to taxable income, have been reduced to zero by a valuation allowance due to uncertainty regarding their use.

                             DESCRIPTION OF BUSINESS

History and Development of the Company
- --------------------------------------

Revelstoke Industries, Inc. was incorporated in Nevada on April 5, 2004, for the purpose of building on the expertise of Alantic Contractors Ltd. in reclaiming and stabilizing land in preparation for construction in Canada. With this expertise, we intend to enter the United States market.

Using Alantic's management and expertise developed over the last 30 years, we intend to enter the U.S. market for construction site reclamation and preparation. There are significant parcels of land in the United States -- including largely peat-bearing lands -- currently not viable for development because they are unstable, and traditional techniques and costs to develop them would render the land worthless.

It is our intention that until we have established enough of a client base to justify hiring full-time staff, we will act essentially as a marketing and contracting company, with any land reclamation contracts we enter into being subcontracted to Alantic (see "Expertise" below). As we gain clients and as revenue increases, we intend to hire experienced staff to manage our land reclamation contracts ourselves.

Expertise
- ---------

Alantic and its management have over 30 years of expertise and excavation experience, and have specialized in soft-ground development almost exclusively for the last 15 years.

Alantic is owned and managed by Mr. Russell J. Shiels of Langley, British Columbia, Canada, who is also a stockholder in Revelstoke Industries, Inc. Mr. Shiels will provide guidance in launching our operations in the United States, advise on operational matters and will assist us in promoting our business through associates of his Canadian customers. We and Alantic have entered into an agreement where Alantic, acting as contractor, will assist us with:

*    Establishing initial budgets

*    Supervision and procuring of engineering services

*    Obtaining state and local approvals

*    Periodic project budget reviews

*    Implementation of systems to conform to local and state regulations

* Supervision of construction team, including site engineering by Alantic's staff engineer

*    Acquisition of equipment or services of local subcontractors

*    Selection and sourcing of potential fill materials

*    Setting up and directing day-to-day operations

For these services, we will pay Alantic their costs plus 15%. In addition, we will pay Alantic $2,500 plus travel expenses to review the viability of prospective projects.

An expertise in the field of soft-ground development is necessary to minimize the risk of damage to adjacent buildings and nearby infrastructure, unexpected on-site soil structure damage, and future damage to newly constructed buildings. Experienced management and staff and geotechnical preparation reduces this risk to a manageable level.

Expertise is also necessary for the proper management of structural fill inventories and availabilities. Costs can increase markedly when large volumes of structural fill must be transported over great distances. Economies can be had when fill can be removed from one site and moved a short distance to provide the fill for another site. Proper management of structural fill is a function of management experience.

Site Reclamation and Stabilization
- ----------------------------------

Peat, silt and other organic soils present an unstable base for construction. Buildings, parking lots and other improvements on such unprepared soils will settle unevenly, thereby causing structural instability and, eventually, costly site remediation or loss of the foundation. Unstable soils must be either preloaded, excavated and replaced, or pilings must be installed to provide a stable base for foundation. Depending upon the depth of the unstable soils, removal of undesirable materials and replacement with structural fill, or the installation of pilings may be uneconomical alternatives. Proper staged preloading may be the only viable alternative in relatively deep, unstable soils.

In Canada, Alantic has developed an expertise in preloading and stabilizing fragile land unable to support the weight of commercial buildings, and reclaiming it for profitable development. Preloading is a process whereby unstable soils are consolidated and settled by loading the site in stages with structural fill -- sometimes yards deep and weighing thousands of tons -- in a predetermined manner. This compacts and consolidates the underlying soils over a period of months and possibly years. When the short term settlement has been exhausted, the preload -- that is, the amount of material above finished grade
- -- is removed, leaving the site with a stable foundation for construction.

Preloading is not a new technology; in fact, it has been in use for many years. In recent years, however, a niche has developed where contractors like Alantic have capitalized on the need for sites (landfills) to receive excess structural fill generated as a consequence of multilevel underground developments. Through the relocation of this structural fill, and with the revenue generated by tipping fees charged, sites which were once not economically viable to develop are afforded the opportunity to proceed.

With our ability to contract Alantic's management and senior staff, and with outside geotechnical engineers, we intend to assist owners of unstable lands to prepare and reclaim their lands for development. The process for us will typically begin with a review of the particular site's soils by a geotechnical engineer, including soil composition, depth and other characteristics that will describe its behavior and viability for its intended use.

Along with the geotechnical consultant, we will develop a staged plan to fill and preload prospective sites. Next, the subject site would be cleared and instrumentation installed in preparation for monitoring the site elevation changes and any possible effects on surrounding properties or structures. Structural landfill materials would be sourced through local projects and excavation contractors, with tipping fees being negotiated. Initial fill depths would be designed to allow for broad access over the site, while inducing some of the dramatic, primary settlement. Over a period of months and even years, additional layers of structural fill will be added as fill, and ultimately a preload to prepare the location of any structures to be built.

The rate of settlement will be monitored over the ensuing months using surveyors to gather data from the instrumentation installed prior to preloading. The geotechnical consultant is responsible for determining the array of instrumentation to be installed, the frequency of data collection, and interpretation of the data. The rate of settling or lateral movement is typically greatest in the early months, and declines over time. The performance of the site as proven in the data will determine adjustments to the proposed plan of site filling and preloading. This will be done in consultation with the geotechnical engineer.

We will not provide reclamation services relating to contaminated soils.

Market and Industry Analysis
- ----------------------------

Alternatives to preloading for preparing unstable-soil sites for construction include soil removal and replacement, and installation of pilings. The removal of unstable soils and replacement with structurally suitable fill may be appropriate for shallow soil depths, however the volume of soil required to be removed from sites with deeper soils could make excavation, hauling and disposal uneconomical.

Pilings are a traditional solution for long term stabilization. This is typically an expensive solution, and may be particularly uneconomical in deep soils.


Our competitors in site preparation and reclamation by preloading range from contractors with similar background and experience such as Hayward Baker, Inc. in California and Case Foundation Company in Arizona, to small contractors with little or no experience in other than general excavation services. We intend to build on the experience and reputation of Alantic to develop our clientele in the United States.

Regulation
- ----------

We will conduct business in the United States under the regulation of U.S. corporate law; environmental laws, such as those administered by the U.S. Environmental Protection Agency; state building codes, such as the regulations administered by the California Building Standards Commission, local zoning laws, such as those contained in the Los Angeles Municipal Code; construction and workers' compensation regulations, and pertinent business and professional codes.

These regulations will impact on our business by guiding how and when we undertake our operations, the type and frequency of regulatory reporting, and the payment of related taxes. Our clientele will be responsible for the cost of all zoning prior to the commencement of our work on particular construction sites.

Liquidity and Capital Resources
- -------------------------------

We intend to use the proceeds from this Offering for the development of our market and establishment in the United States. Additional financing will be required to fund the commencement of operations. Following commencement of operations, revenue billings are expected to fund ongoing operations.

Absent funds raised in this Offering, we will rely on funds committed by the principals and a moderation of our growth prospects for the next 12 months.

Facilities
- ----------


Our executive and administrative offices are in approximately 400 square feet of facilities located at 14977 - 21st Avenue, South Surrey, British Columbia, V4A 8G3, Canada. We intend to relocate our principal offices in 2,000 square feet at another location in California or elsewhere in the western United States. Considerations in selecting an appropriate location include proximity to our clientele and construction sites, and the cost of suitable industrial facilities.


Legal Proceedings
- -----------------

To the knowledge of our officers and directors, neither we nor any of our officers or directors is a party to any material legal proceeding or litigation and those persons know of no material legal proceeding or litigation contemplated or threatened. There are no judgments against us or our officers or directors. None of the officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

                                   MANAGEMENT

Officers and Directors
- ----------------------

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

--------------------------------------------------------------------------------
                                                                  Position
       Name             Age          Position                     Held Since
================================================================================
Gordon C. McDougall     49   Chief Executive Officer,            Since Inception
                             Chief Financial Officer
                             President, Treasurer and Director
--------------------------------------------------------------------------------
Alan Sedgwick           52   Secretary, Director                 Since Inception
--------------------------------------------------------------------------------


Chief Executive Officer/Chief Financial Officer/President/Treasurer/Director:
Gordon C. McDougall

1994 to Present: President, Campbell Capital Advisory Inc., a private investment and management consulting company located in South Surrey, British Columbia, Canada. March 2002 to June 2004: Director, Gamestate Entertainment Inc., a public leisure and entertainment company listed on the NASD Over-the-Counter Bulletin Board. June 1999 to June 2000: President, Luna Medical Technologies, Inc., a public, medical device marketing company listed on the NASD Over-the-Counter Bulletin Board. Gordon McDougall, was born in New Brunswick, Canada. He completed the Canadian Securities Course in 1984 and became a stockbroker with Nesbitt Thomson in 1984. In 1986 he became a director of Allure Industries Inc. a research and development company, which eventually became a waste management company and was sold. He then was the Chief Executive Officer of Maple Technologies Inc., which was in targeted advertising, primarily focused on the college and university markets and hotels. The company's main product was called Target Vision. Mr. McDougall is well-versed in raising capital, managing start-up companies and coaching companies through their initial growth.

Secretary/Director: Alan Sedgwick

1992 to Present: Automotive Lease Specialist, Ocean Park Ford Ltd., a motor vehicle dealer located in White Rock, British Columbia, Canada. After graduating from Southern Alberta Institute of Technology (Business Administration) in 1975, Alan Sedgwick developed a diverse 30-year background in direct marketing and sales. During the mid-seventies, he recognized the potential of the mini computer and became one of the first to market them in western Canada for Olivetti Canada. After moving to British Columbia, Mr. Sedgwick formed The Nova Communication Group, which was active in all aspects of advertising and promotion of small and mid-sized companies in the interior of the province. At the same time, Mr. Sedgwick ventured into the food and beverage industry, opening Jonathan Segal's Bar & Restaurant Ltd. For the past fifteen years, he has been in the automotive leasing industry, focusing on niche markets such as the British Columbia film industry.

Employees
---------

We currently have two employees - our two executive officers. Within the next 12 months, and as funds become available, we intend to hire one or two additional employees, and additional consultants will be engaged on an as-needed contract basis.

                              EMPLOYMENT AGREEMENTS

As of the date of this prospectus, there are no employment agreements in place with any employee. As we receive funding and hire employees and engage consultants, employment and consulting agreements will be executed.

                             EXECUTIVE COMPENSATION

We have no officers, directors or employees who receive more than $100,000 per year as compensation. Mr. McDougall, the chief executive officer of the company has not received any compensation from the company since inception. There are no option, long term compensation, incentive or benefit plans in place as of the date of this prospectus. We do not pay director fees at this time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described in this prospectus, none of our directors, executive officers nor members of their immediate family have a direct or indirect material interest in any transactions or proposed transactions which materially affected or could materially affect us.

We entered into a letter agreement with Alantic Contractors Ltd. to assist us with commencing our operations in the United States, and the promotion and operation of our business for a fee (see "Description of Business"). Alantic is owned and managed by Russell J. Shiels, who owns 75,000 shares of our common stock, representing 25.0% of our issued capital. In addition, Mr. Shiels' spouse, Janet Shiels, his daughter, Tara Shiels, and his step-daughter, Lindsay White, also own, respectively, 50,000, 1,000 and 1,000 shares of our common stock representing, respectively, 16.7%, 0.3% and 0.3% of our issued capital.

Since our inception, we have entered into no transactions with promoters.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT



The following table sets forth, as of November 15, 2005, the name and the approximate number of shares of common stock of Revelstoke Industries, Inc. owned of record or beneficially by each person who owns of record, or is known by us to own beneficially, more than five percent (5%) of our common stock, and the name and shareholdings of each officer and director, and of all officers and directors as a group as of the date of this Memorandum and as adjusted to reflect the sale of the securities offered hereby.

-------------------------------------------------------------------------------
                                                       Percentage    Percentage
                                         Number of      Prior to     Following
Principal Shareholders' Name           Shares Owned     Offering      Offering
-------------------------------------------------------------------------------
Gordon C. McDougall                       62,500         20.8%         15.6%
-------------------------------------------------------------------------------
Alan Sedgwick                                  0            0%            0%
-------------------------------------------------------------------------------
All Officers and Directors As a Group     62,500         20.8%         15.6%
-------------------------------------------------------------------------------
Russell J. Shiels                         75,000         25.0%         18.8%
-------------------------------------------------------------------------------
Darlene Rodocker                          62,500         20.8%           0%
-------------------------------------------------------------------------------
Janet Shiels                              50,000         16.7%           0%
-------------------------------------------------------------------------------

                                    DILUTION

We presently have 300,000 shares of common stock issued and outstanding and as of August 31, 2005 a negative net tangible book value of $13,950, or approximately ($0.047) per share. Directors and officers paid the sum of $0.067 per share to purchase a total of 62,500 shares.

The proceeds from this offering will vary depending on the total number of shares sold. If all of the 100,000 newly-issued shares being offered are sold, our net proceeds, after deducting the offering costs of $10,000, will be $90,000. Adding the net proceeds to our net tangible book value results in a total tangible book value of $76,050, with a total of 400,000 shares issued and outstanding. Dividing our total tangible book value by the number of shares then-outstanding discloses a post-offering per share net tangible book value of approximately $0.190. Therefore, the investors who purchase shares in this offering will suffer an immediate dilution in the book value of their shares of approximately 81.0% or $0.810 per share, while the present shareholders will experience an immediate increase in the net tangible book value of their shares of approximately $0.237 per share.

                              SELLING STOCKHOLDERS


We are registering 162,500 shares of our common stock by our existing shareholders. The following table sets forth the name of each selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder as of November 15, 2005, and the number of shares being offered by each selling shareholder. None of the selling shareholders listed below are broker-dealers or affiliates of broker-dealers. Any changes to this list of selling shareholders will be disclosed via an amendment to this form SB-2.

------------------------------------------------------------------------------------------------------------
                                                           Shares of Common      Number      Shares of
                                                          Stock Beneficially     of         Common Stock
                                                            Owned Prior to       Shares     Beneficially
                                                             the Offering        of       Owned After the
                                                                                 Common       Offering
                                                                                 Stock to
                                                                                 be Sold
                                                                                 in the
                                                                                 Offering
------------------------------------------------------------------------------------------------------------
Name and Address                                        Number           Percent           Number  Percent
------------------------------------------------------------------------------------------------------------
Larry Ainsworth                                         1,000              0.3%    1,000      0      0%
15487  93rd Avenue, Surrey, BC, V3R 9B6,
Canada
------------------------------------------------------------------------------------------------------------
Joseph W. Bayer                                         1,000              0.3%    1,000      0      0%
6321 - 132nd Street, Surrey, BC, V3X 1M7,
Canada
------------------------------------------------------------------------------------------------------------
Graeme Bruce                                            2,500              0.8%    2,500      0      0%
1339 - 227th Street, Langley, BC, V2Z 2W8,
Canada
------------------------------------------------------------------------------------------------------------
Louise Bruce                                            2,500              0.8%    2,500      0      0%
1339 - 227th Street, Langley, BC, V2Z 2W8,
Canada
------------------------------------------------------------------------------------------------------------
Neil Buker                                              1,000              0.3%    1,000      0      0%
3154 West 3rd Avenue, Vancouver, BC, V6K
1N3, Canada
------------------------------------------------------------------------------------------------------------
Gordon Caulder                                          5,000              1.7%    5,000      0      0%
5510 Cliffridge Place, North Vancouver, BC,
V7R 4S2, Canada
------------------------------------------------------------------------------------------------------------
Barry W. Chapman                                        1,000              0.3%    1,000      0      0%
5461 Grove Avenue, Ladner, BC, V4K 2A6,
Canada
------------------------------------------------------------------------------------------------------------
C. Jane Clements                                        1,000              0.3%    1,000      0      0%
4628 - 239th Street, Langley, BC, V2Z 2T1,
Canada
------------------------------------------------------------------------------------------------------------
Sheri Croskery                                          1,000              0.3%    1,000      0      0%
5262 - 238th Street, Langley, BC, V2Z 2N3,
Canada
------------------------------------------------------------------------------------------------------------
Tyler DeBoer                                            1,000              0.3%    1,000      0      0%
5715 - 182nd Street, Surrey, BC, V3S 4M5,
Canada
------------------------------------------------------------------------------------------------------------
Ralph Ettles                                            1,000              0.3%    1,000      0      0%
1905 - 169th Street, Surrey, BC, V3S 9X3,
Canada
------------------------------------------------------------------------------------------------------------
Tony Fiorino                                            1,000              0.3%    1,000      0      0%
111 - 7436 Stove Lake Street, Mission, BC,
V2V 5B9, Canada
------------------------------------------------------------------------------------------------------------
Harry Girgulis                                          1,000              0.3%    1,000      0      0%
15431  93rd Avenue, Surrey, BC, Canada
------------------------------------------------------------------------------------------------------------
Otis Hiltz                                              1,000              0.3%    1,000      0      0%
966 - 163rd Street, Surrey, BC, V4A 9T8,
Canada
------------------------------------------------------------------------------------------------------------
Brad Hofstad                                            1,000              0.3%    1,000      0      0%
6869  181st Street, Surrey, BC, V3S 9C2,
Canada
------------------------------------------------------------------------------------------------------------
Barrie Hunt                                             1,000              0.3%    1,000      0      0%
#203 - 1705 Martin Drive, Surrey, BC, V4A
9T5, Canada
------------------------------------------------------------------------------------------------------------
Helge Jensen                                            1,000              0.3%    1,000      0      0%
16711  18th Avenue, Surrey, BC, V3S 9X5,
Canada
------------------------------------------------------------------------------------------------------------
Firoz Jessa                                             1,000              0.3%    1,000      0      0%
1676  138th Street, Surrey, BC, V4A 8N3,
Canada
------------------------------------------------------------------------------------------------------------
John Kyle                                               1,000              0.3%    1,000      0      0%
6700 No. 7 Road, Richmond, BC, V6W 1E9,
Canada
------------------------------------------------------------------------------------------------------------
Melanie Lantz                                           1,000              0.3%    1,000      0      0%
22710 - 64th Avenue, Langley, BC, V2Y 2K8,
Canada
------------------------------------------------------------------------------------------------------------
Frederick R. Lloyd                                      1,000              0.3%    1,000      0      0%
19985  36th Avenue, Langley, BC, V3A 2R3,
Canada
------------------------------------------------------------------------------------------------------------
Bryan McFarlane                                         1,000              0.3%    1,000      0      0%
19785 - 8th Avenue, Langley, BC, V2Z 1W1, Canada
- -----------------------------------------------------------------------------------------------------------
Heather McFarlane                                       1,000              0.3%    1,000      0      0%
19785 - 8th Avenue, Langley, BC, V2Z 1W1, Canada
------------------------------------------------------------------------------------------------------------
Wendie Parrish                                          1,000              0.3%    1,000      0      0%
#15 - 21928 - 48th Avenue, Langley, BC, V3A 8H1,
Canada
------------------------------------------------------------------------------------------------------------

                                                       20

------------------------------------------------------------------------------------------------------------
Mike Penfold                                            1,000              0.3%    1,000      0      0%
11121 Hynes Street, RR 4, Maple Ridge, BC, V2W 1V9,
Canada
------------------------------------------------------------------------------------------------------------
Mike Pridie                                             1,000              0.3%    1,000      0      0%
33223 East View Place, Abbotsford, BC, Canada
------------------------------------------------------------------------------------------------------------
Darlene Rodocker                                        62,500            20.9%   62,500      0      0%
1081 Kent Street, White Rock, BC, V4B 4T2, Canada
------------------------------------------------------------------------------------------------------------
Elaine Rooney                                           1,000              0.3%    1,000      0      0%
#19 - 2575 McAdam Road, Abbotsford, BC, V2S 7G4,
Canada
------------------------------------------------------------------------------------------------------------
Adam Donald Sedgwick                                    1,000              0.3%    1,000      0      0%
819 - 4515 Varsity Drive, Calgary, AB, T3A 0Z8,
Canada
------------------------------------------------------------------------------------------------------------
Betty Louise Sedgwick                                   1,000              0.3%    1,000      0      0%
819 - 4515 Varsity Drive, Calgary, AB, T3A 0Z8,
Canada
------------------------------------------------------------------------------------------------------------
Gregory Bruce Sedgwick                                  1,000              0.3%    1,000      0      0%
52 Berwick Hill NW, Calgary, AB, T3K 1C5, Canada
------------------------------------------------------------------------------------------------------------
Roderick James Sedgwick                                 1,000              0.3%    1,000      0      0%
719 Maidstone Drive NE, Calgary, AB, T2A 4B6, Canada
------------------------------------------------------------------------------------------------------------
Patricia Senger                                         1,000              0.3%    1,000      0      0%
25900 - 67th Avenue, Aldergrove, BC, V4W 1V3, Canada
------------------------------------------------------------------------------------------------------------
Janet Shiels                                            50,000            16.7%   50,000      0      0%
6156  224th Street, Langley, BC, V2Y 2L5, Canada
------------------------------------------------------------------------------------------------------------
Tara Shiels                                             1,000              0.3%    1,000      0      0%
6156 - 224th Street, Langley, BC, V2Y 2L5, Canada
------------------------------------------------------------------------------------------------------------
Robert Smith                                            1,000              0.3%    1,000      0      0%
#202 - 1705 Martin Drive, Surrey, BC, V4A 9T5,
Canada
------------------------------------------------------------------------------------------------------------
Richard Smyth                                           1,000              0.3%    1,000      0      0%
381  56th Street, Delta, BC, Canada
------------------------------------------------------------------------------------------------------------
Yusuf Visram                                            1,000              0.3%    1,000      0      0%
21211  43A Avenue, Langley, BC, V3A 9S4, Canada
------------------------------------------------------------------------------------------------------------
Linda Weight                                            1,000              0.3%    1,000      0      0%
6281  192nd Street, Surrey, BC, V3S 8E1, Canada
------------------------------------------------------------------------------------------------------------
Lindsay White                                           1,000              0.3%    1,000      0      0%
6156 - 224th Street, Langley, BC, V2Y 2L5, Canada
------------------------------------------------------------------------------------------------------------
Phyllis Winship                                         2,000              0.7%    2,000      0      0%
P.O. Box 214, Fort Langley, BC, V1M 2R5, Canada
------------------------------------------------------------------------------------------------------------
Cheryl Wood                                             1,000              0.3%    1,000      0      0%
13276  20A Avenue, Surrey, BC, Canada
------------------------------------------------------------------------------------------------------------
Garry Wood                                              1,000              0.3%    1,000      0      0%
13276  20A Avenue, Surrey, BC, Canada
------------------------------------------------------------------------------------------------------------
Sidney Robert Zetterstrom                               1,000              0.3%    1,000      0      0%
20628 - 39th Avenue, Langley, BC, V3A 2V6, Canada
------------------------------------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION


We are offering the shares of our common stock through our officers and directors. Our officers and directors will be the only persons that will conduct the direct public offering of our shares. They intend to offer and sell the shares in the primary offering through their business and personal contacts. The offering of the shares sold by the Company will end on the earlier of December 31, 2005 or when all 100,000 shares are sold. The selling shareholders may continue to sell their shares as long as the registration statement remains effective. There is no arrangement to place the funds raised by us in escrow, trust or similar account during the sale of our shares. Our officers and directors are the only persons that plan to sell our shares of common stock. They are not registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, each of them (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iii) at the time of participation, will not be an associated person of a broker or dealer; and (iv) pursuant to Rule 3a4-1(a)(4)(ii), each of them will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; each of them was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and each of them has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1.

Our common stock is not quoted on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We anticipate a listing on the Over-the-Counter Bulletin Board to occur sometime subsequent to the effective date of this offering but not until all 100,000 shares being offered by the Company are sold.


We will offer 100,000 newly-issued company shares to the public at the maximum offering price set out on the cover of this prospectus. There is no minimum purchase requirement.


Selling Stockholders
---------------------

The selling stockholders may, from time to time, sell any or all of their shares of common stock. These sales may be at fixed or negotiated prices. There is no agreement between us and the selling shareholders prohibiting them from selling their shares concurrent with our offering of shares. The selling stockholders may sell their shares in a negotiated transaction at any time following this offering being declared effective or may use any one or more of the following methods when selling their shares after a listing is approved for the Over-The-Counter Bulletin Board:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

* block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by a broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

* short sales that are not violations of the laws and regulations of any state or the United States;

* broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

*    through the writing of options on the shares;

*    a combination of any such methods of sale; and

*    any other method permitted pursuant to applicable law.

We will notify the selling shareholders through a mailing as well as by press release when our shares have been sold and when the listing is approved for the Over-The-Counter Bulletin Board.The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage puts, calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from us and/or the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then-market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                            DESCRIPTION OF SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and Bylaws, copies of which are provided as exhibits after this document.

Common Stock
-------------


Our authorized capital stock consists of 50,000,000 shares of common stock with a $0.001 par value. As of November 15, 2005, we had outstanding 300,000 shares of common stock. We have reserved from our authorized but unissued shares, a sufficient number of shares of common stock for issuance under this Offering. The shares of common stock issuable upon completion of the Offering, when issued in accordance with the terms of the Offering, will be fully paid and non-assessable.


Outstanding Options to Purchase Common Stock
---------------------------------------------

There are no options held by any entity with respect to purchase of our common stock.

Dividend Policy
----------------

Holders of our common stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available for distribution. Any such dividends may be paid in cash, property or shares of our common stock. We have not paid any dividends since inception, and it is not likely that any dividends on our common stock will be declared at any time in the foreseeable future. Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Shares Eligible for Future Sale
--------------------------------

Of the 300,000 shares of common stock currently outstanding, all are "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended, in that these shares were issued and sold by us without registration, as private transactions not involving a public offering, or are securities held by affiliates. Although these restricted and affiliated securities are not presently tradable in any public market which may develop for the common stock, these securities may in the future be publicly sold into any such market, if such a market should develop, in accordance with the provisions of Rule 144. In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including our affiliates, can sell within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if our stock becomes quoted on NASDAQ or a stock Transfer), the reported average weekly trading volume during the four calendar weeks preceding the sale, provided that at least one year has elapsed since the restricted securities being sold were purchased from us or any affiliate of ours, and provided further that certain other conditions are also satisfied. If at least two years have passed since the restricted securities were purchased from us or an affiliate of ours, a person who has not been an affiliate of ours for at least three months is entitled to sell those restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders, especially of substantial amounts, could depress the market prices of the common stock in any market that may develop.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Management will attempt to resolve any conflicts of interest that may arise in our favor. Failure to do so could result in fiduciary liability to management. The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. The articles with these exceptions eliminate any personal liability of a Director to us or our shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to us or our shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. Our by-laws indemnify our Officers and Directors to the full extent permitted by Nevada law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Revelstoke Industries, Inc. pursuant to these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

The validity of our common shares offered has been passed upon for us by Dieterich & Associates, Los Angeles, California 90064.

                                     EXPERTS

The financial statements included in this prospectus have been audited by MacKay, LLP, registered independent chartered accountants, as stated in their reports appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement.
 This prospectus constitutes the prospectus of Revelstoke Industries, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at sec.gov.

                           Revelstoke Industries, Inc.

                        (a Development Stage Enterprise)

                              Financial Statements

                            (Expressed in US Dollars)

                                  May 31, 2005

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Financial Statements
(Expressed in US Dollars)

May 31, 2005


Report of Registered Public Accounting Firm
                                                                           F-3

Statements of Operations and Deficit
                                                                           F-4

Balance Sheets
                                                                           F-5

Statements of Stockholders' Equity
                                                                           F-6

Statements of Cash Flows
                                                                           F-7

Notes to the Financial Statements
                                                                     F-8 - F-11

CHARTERED                                       1100 - 1177 West Hastings Street
                                    mackay.ca
ACCOUNTANTS                                               Vancouver, BC  V6E 4T5
MacKay LLP                                                    Tel:  604-687-4511
                                                              Fax: 604-687-5805

                                                       Toll Free: 1-800-351-0426

                                                                www.MacKayLLP.ca


Report of Registered Public Accounting Firm

To the Shareholders of
Revelstoke Industries, Inc.
(a Development Stage Enterprise)


We have audited the balance sheets of Revelstoke Industries, Inc., (a development stage enterprise) as at May 31, 2005 and May 31, 2004 and the statements of operations and deficit, stockholders' equity, and cash flows for the year ended May 31, 2005 and for the periods from inception on April 5, 2004 to May 31, 2004 and May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2005 and May 31, 2004 and the results of its operations and its cash flows for the year ended May 31, 2005 and the periods from inception on April 5, 2004 through May 31, 2004 and May 31, 2005, in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada.
                                                                    "MacKay LLP"
July 14, 2005
                                                           Chartered Accountants


Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Statements of Operations and Deficit
(Expressed in US Dollars)

                                           Cumulative,
                                         from Inception
                                        on April 5, 2004
                                               to           Year ended     Period ended
                                          May 31, 2005     May 31, 2005    May 31, 2004
                                          ------------     ------------    ------------
Revenue                                     $  46,974       $  46,974       $    --

Direct costs                                   56,481          56,481            --
                                            ---------       ---------       ---------

Gross loss                                     (9,507)         (9,507)           --
                                            ---------       ---------       ---------
Administrative expenses
    Bank charges and interest                     285             235              50
    Consulting fees                            20,932          17,632           3,300
    Management fees                             5,000           5,000            --
    Office and miscellaneous                    4,400           4,323              77
    Promotion                                     978             978            --
    Professional fees                          22,574          20,574           2,000
    Rent                                        3,750           3,750            --
    Telephone                                     652             652            --
    Transfer agent                              3,055           3,055            --
    Travel                                      2,054           2,054            --
                                            ---------       ---------       ---------
                                               63,680          58,253           5,427
                                            ---------       ---------       ---------

Loss before other income                      (73,187)        (67,760)         (5,427)
                                            ---------       ---------       ---------

Other income
    Gain on foreign exchange                    1,514           1,514            --
                                            ---------       ---------       ---------

Loss for the period                           (71,673)        (66,246)         (5,427)
Deficit, beginning of period                     --            (5,427)           --
                                            ---------       ---------       ---------

Deficit accumulated during
  the development stage                     $ (71,673)      $ (71,673)      $  (5,427)
                                            =========       =========       =========

Loss per share                              $  (0.337)      $  (0.303)      $  (0.039)
                                            =========       =========       =========

Weighted average shares outstanding           212,946         218,527         137,500
                                            =========       =========       =========


                                         F-4

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Balance Sheets
(Expressed in US Dollars)

                                                                 May 31,
                                                           2005          2004
                                                           ----          ----

Assets

Current
    Cash                                                 $ 63,704      $ 44,113
    Due from related party (note 3)                         7,285          --
    Prepaid expenses                                        8,375        11,000
                                                         --------      --------

                                                         $ 79,364      $ 55,113
                                                         ========      ========

Liabilities

Current
    Accounts payable and accrued liabilities             $ 76,797      $  5,300
    Due to shareholders (note 4)                               73         1,073
    Promissory notes payable (note 5)                        --          45,000
                                                         --------      --------

                                                           76,870        51,373
                                                         --------      --------

Stockholders' Equity
Common stock, $0.001 par value
  50,000,000 shares authorized
  300,000 shares outstanding (2004 - 137,500)                 300           138

Additional paid in capital                                 73,867         9,029

Deficit accumulated during
  the development stage                                   (71,673)       (5,427)
                                                         --------      --------

                                                            2,494         3,740
                                                         --------      --------

                                                         $ 79,364      $ 55,113
                                                         ========      ========


Approved by the Directors:

"Gordon C. McDougall"                          "Alan Sedgwick"

_________________________ Director             ________________________ Director



                                       F-5

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Statements of Stockholders' Equity
(Expressed in US Dollars)

For the period from Inception April 5, 2004 to May 31, 2005

                                                           Deficit
                                                          Accumulated
                                                            During
                                               Additional    the
                         Number of              Paid in   Development
                           shares   Par value   Capital     Stage       Total
                          --------   --------   --------   --------    --------

April 5, 2004 issue
common shares for cash     137,500   $    138   $  9,029   $   --      $  9,167

Net loss for the period       --         --         --       (5,427)     (5,427)
                          --------   --------   --------   --------    --------

Balance May 31, 2004       137,500        138      9,029     (5,427)      3,740

November 30, 2004 issue
common shares for cash     162,500        162     64,838       --        65,000

Net loss for the year         --         --         --      (66,246)    (66,246)
                          --------   --------   --------   --------    --------

Balance May 31, 2005       300,000   $    300   $ 73,867   $(71,673)   $  2,494
                          ========   ========   ========   ========    ========



                                       F-6


Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Statements of Cash Flows
(Expressed in US Dollars)

                                                  Cumulative,
                                                from Inception
                                               on April 5, 2004
                                                      to               Year ended          Period ended
                                                 May 31, 2005         May 31, 2005         May 31, 2004
                                                 ------------         ------------         ------------
Cash provided by (used for)

Operating activities
    Loss for the period                            $(71,673)            $(66,246)            $ (5,427)

Change in non-cash working capital items:
    Due from related party                           (7,285)              (7,285)                --
    Prepaid expenses                                 (8,375)               2,625              (11,000)
    Accounts payable and accrued liabilities         76,797               71,497                5,300
                                                   --------             --------             --------

                                                    (10,536)                 591              (11,127)
                                                   --------             --------             --------

Financing activities
   Promissory notes issued                           45,000                 --                 45,000
   Promissory notes repaid                          (45,000)             (45,000)                --
   Advances from (repayment to) shareholders             73               (1,000)               1,073
   Issuance of shares                                74,167               65,000                9,167
                                                   --------             --------             --------

                                                     74,240               19,000               55,240
                                                   --------             --------             --------

Increase in cash                                     63,704               19,591               44,113

Cash, beginning of period                              --                 44,113                 --
                                                   --------             --------             --------

Cash, end of period                                $ 63,704             $ 63,704             $ 44,113
                                                   ========             ========             ========


Supplemental cash flow information

     Interest paid                                 $   --               $   --               $   --
     Income taxes paid                             $   --               $   --               $   --
                                                   ========             ========             ========



                                       F-7


Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Notes to the Financial Statements
(Expressed in US Dollars)

May 31, 2005


1.   Nature of operations

The company was incorporated in the State of Nevada on April 5, 2004. The company is engaged in the business of reclaiming and stabilizing land in preparation for construction in the United States of America. The company has elected a fiscal year end of May 31.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustment that would be necessary should the company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters can not be predicted at this time.

2.   Significant accounting policies

a)   Development stage company

The company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

b)   Revenue recognition

Revenue from land stabilization contracts is recognized on the percentage of completion basis whereby revenue is measured by the proportion of construction costs incurred to date as a percentage of estimated total construction costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

c)   Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the year. Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statements of operations.

d)   Loss per share

The company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

e)   Financial instruments

All significant financial assets, financial liabilities and equity instruments of the company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Notes to the Financial Statements
(Expressed in US Dollars)

May 31, 2005


2.   Significant accounting policies (continued)

e)   Financial instruments (continued)

future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

f)   Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

g)   Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Tax benefits, which may arise as a result of applying losses to taxable income, have been reduced to nil by a valuation allowance due to uncertainty regarding their utilization.

h)   Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments. For public companies, the cost of employee services received in exchange for equity instruments generally should be measured at fair value at the grant date. The cost of employee services received in exchange for an award of liability instruments should be measured initially at fair value and re-measured subsequently at each reporting date through the settlement date. Public entities that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special purpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Notes to the Financial Statements
(Expressed in US Dollars)

May 31, 2005


2.   Significant accounting policies (continued)

h)   Recent accounting pronouncements (continued)

In November 2002, the EITF reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the company's financial position or results of operations.

3.   Related party transactions

Related party transactions are in the normal course of operations and have been valued in these financial statements at the exchange amount which is the amount of consideration established and agreed to by the related parties.

a) During the year ended May 31, 2005, the company entered into transactions with related parties as follows:

     Management fees paid to a corporation controlled by a director       $5,000
     Rent paid to a corporation controlled by a director                  $3,750
     Equipment rental paid to a corporation controlled by a director      $1,250

b) As at May 31, 2005, $7,285 included in "Due from related party" was owed by a corporation controlled by a director of the company in respect of advances on expenses. The amount due from the related party is unsecured, without interest or stated terms of repayment. Accordingly, the fair value can not be readily determined.

4.   Due to shareholders

Amounts due to shareholders at May 31, 2005 of $73 (May 31, 2004 - $1,073) are unsecured, do not bear interest and have no fixed terms of repayment. Accordingly, fair value cannot be readily determined.

5.   Promissory notes payable

On May 1, 2004, the company issued two non-interest-bearing promissory notes for a total amount of $45,000. The two notes were repaid in full in October 2004.

6.   Economic dependence

The company currently sub-contracts all land stabilization contracts to one supplier. Accordingly the company is reliant on this relationship to provide services.

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Notes to the Financial Statements
(Expressed in US Dollars)

May 31, 2005


7.   Income taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

May 31,                                                      2005        2004
                                                           --------    --------

Loss before income taxes for the period                    $(66,246)   $ (5,427)
                                                           --------    --------

Income tax recovery at statutory rates                     $(23,186)   $ (1,899)
Non-deductible items for tax purposes                           171        --
Unrecognized benefit of non-capital loss carry-forwards      23,015       1,899
                                                           --------    --------

                                                           $   --      $   --
                                                           ========    ========


The significant components of the company's income tax assets are as follows:
May 31,                                                      2005        2004
                                                           --------    --------

Future income tax assets
    Non-capital losses available for future periods        $ 24,914    $  1,899
                                                           --------    --------

Valuation allowance                                         (24,914)     (1,899)
                                                           --------    --------
                                                           $   --      $   --
                                                           ========    ========


At May 31, 2005 the company has tax losses of approximately $71,200 (2004 - $5,400) available for carry-forward to reduce future years' income taxes, expiring up to 2015.

Tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts.

8.   Financial Instruments

Currency risk

Currency risk is the risk to the company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The company does not use derivative instruments to reduce its exposure to foreign currency risk.

At May 31, 2005 the company had the following financial assets and liabilities:

                                                                 CDN Dollars

Cash                                                               $69,084

Accounts payable                                                   $77,513


At May 31, 2005 Canadian dollar amounts were converted at a rate of $1.2552 Canadian dollars to $1.00 US dollar.

                           Revelstoke Industries, Inc.

                        (a Development Stage Enterprise)

                              Financial Statements
                                   (Unaudited)

                            (Expressed in US Dollars)

                                 August 31, 2005

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Financial Statements
(Unaudited)

(Expressed in US Dollars)
================================================================================

August 31, 2005
--------------------------------------------------------------------------------

Independent Certified Public Accountants Report                           F-14

Statements of Operations and Deficit                                      F-15

Balance Sheets                                                            F-16

Statements of Stockholders' Equity                                        F-17

Statements of Cash Flows                                                  F-18

Notes to the Financial Statements                                  F-19 - F-22

                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS REPORT


Revelstoke Industries, Inc.
(A Development Stage Company)

We have reviewed the accompanying balance sheet of Revelstoke Industries, Inc. (a development stage company) as of August 31, 2005, and the related statement of operations and statement of cash flows for the three months ended August 31, 2005 and 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of Revelstoke Industries, Inc. (a development stage company) as of May 31, 2005, and the related statements of operations, cash flows, and stockholders' equity for the year then ended (not presented herein); and in our report dated July 14, 2005, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of May 31, 2005, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Note 1 of the Company's audited financial statements as of May 31, 2005, and for the year then ended discloses that the Company has suffered recurring losses from operations and has no established source of revenue at May 31, 2005. Our auditors' report on those financial statements includes an explanatory paragraph referring to the matters in Note 1 of those financial statements and indicating that these matters raised substantial doubt about the Company's ability to continue as a going concern. As indicated in Note 1 of the Company's unaudited interim financial statements as of August 31, 2005, and for the three months then ended, the Company has continued to suffer recurring losses from operations and still has no established source of revenue at August 31, 2005. The accompanying interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Respectfully Submitted,


                                           \s\ MacKay LLP, Chartered Accountants

Vancouver, British Columbia, Canada
October 18, 2005


Revelstoke Industries, Inc.                                                                                    F-15
(a Development Stage Enterprise)

Statements of Operations and Deficit
(Unaudited)
(Expressed in US Dollars)
================================================================================================

                           Cumulative, from Inception      3 months ended         3 months ended
                                  on April 5, 2004 to          August 31,             August 31,
                                      August 31, 2005                2005                   2004
                           --------------------------      --------------         --------------
Revenue                                     $  46,974           $    --                $    --

Direct costs                                   56,481                --                     --
                                            ---------           ---------              ---------

Gross loss                                     (9,507)               --                     --
                                            ---------           ---------              ---------
Administrative expenses
    Bank charges and interest                     439                 154                     73
    Consulting fees                            23,984               3,052                  8,788
    Management fees                             5,244                 244                  5,000
    Office and miscellaneous                    4,600                 200                  2,960
    Promotion                                     978                --                      978
    Professional fees                          35,113              12,539                  7,643
    Rent                                        3,750                --                    2,250
    Telephone                                     677                  25                    349
    Transfer agent                              3,255                 200                  1,200
    Travel                                      2,054                --                    1,789
                                            ---------           ---------              ---------
                                               80,094              16,414                 31,030

Loss before other income                      (89,601)            (16,414)               (31,030)
                                            ---------           ---------              ---------

Other income
    Gain (loss) on foreign exchange             1,484                 (30)                   904
                                            ---------           ---------              ---------

Loss for the period                           (88,117)            (16,444)               (30,126)

Deficit, beginning of period                     --               (71,673)                (5,427)
                                            ---------           ---------              ---------

Deficit accumulated during
  the development stage                     $ (88,117)          $ (88,117)             $ (35,553)
                                            =========           =========              =========

Loss per share                              $  (0.393)          $  (0.055)             $  (0.219)
                                            =========           =========              =========

Weighted average shares outstanding           224,272             300,000                137,500
                                            =========           =========              =========




                                             F-15

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Balance Sheets
(Unaudited)

(Expressed in US Dollars)
================================================================================

                                                          August 31,    May 31,
                                                             2005        2005
                                                           --------    --------
Assets

Current
    Cash                                                   $ 12,722    $ 63,704
    Accounts receivable                                         740        --
    Due from related party (note 3)                           7,285       7,285
    Prepaid expenses                                            300       8,375
                                                           --------    --------

                                                           $ 21,047    $ 79,364
                                                           ========    ========

Liabilities

Current
    Accounts payable and accrued liabilities               $ 34,924    $ 76,797
    Due to shareholders (note 4)                                 73          73
                                                           --------    --------

                                                             34,997      76,870
                                                           --------    --------

Stockholders' Equity
Common stock, $0.001 par value
  50,000,000 shares authorized
  300,000 shares outstanding (May 31, 2005 - 300,000)           300         300

Additional paid in capital                                   73,867      73,867

Deficit accumulated during
  the development stage                                     (88,117)    (71,673)
                                                           --------    --------


                                                            (13,950)      2,494
                                                           --------    --------

                                                           $ 21,047    $ 79,364
                                                           ========    ========


Approved by the Directors:

"Gordon C. McDougall"                            "Alan Sedgwick"
_________________________ Director               ______________________ Director



                                      F-16

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Statements of Stockholders' Equity
(Unaudited)
(Expressed in US Dollars)
==============================================================================================================

For the period from Inception April 5, 2004 to August 31, 2005
--------------------------------------------------------------------------------------------------------------
                                                                                     Deficit
                                                                                   Accumulated
                                                                    Additional     During the
                                     Number of                       Paid in       Development
                                      shares        Par value        Capital          Stage            Total
                                     --------        --------        --------        --------         --------

April 5, 2004 issue common shares
for cash                              137,500        $    138        $  9,029        $   --           $  9,167


Net loss for the period                  --              --              --            (5,427)          (5,427)

                                     --------        --------        --------        --------         --------

Balance May 31, 2004                  137,500             138           9,029          (5,427)           3,740


November 30, 2004 issue common
shares for cash                       162,500             162          64,838            --             65,000


Net loss for the year                    --              --              --           (66,246)         (66,246)

                                     --------        --------        --------        --------         --------

Balance May 31,2005                   300,000             300          73,867         (71,673)           2,494

Net loss for the period                  --              --              --           (16,444)         (16,444)
                                     --------        --------        --------        --------         --------

Balance August 31, 2005               300,000        $    300        $ 73,867        $(88,117)        $(13,950)
                                     ========        ========        ========        ========         ========


                                                   F-17

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Statements of Cash Flows
(Unaudited)

(Expressed in US Dollars)
===========================================================================================================

                                       Cumulative, from Inception       3 months ended       3 months ended
                                              on April 5, 2004 to            August 31,           August 31,
                                                  August 31, 2005                 2005                 2004
                                                  ---------------           ----------          -----------


Cash provided by (used for)

Operating activities
    Loss for the period                                  $(88,117)            $(16,444)            $(30,126)
    Change in non-cash working capital items:
       Accounts receivable                                   (740)                (740)                --
       Due from related party                              (7,285)                --                 (7,285)
       Prepaid expenses                                      (300)               8,075                4,475
       Accounts payable and accrued liabilities            34,924              (41,873)               4,600
                                                         --------             --------             --------

                                                          (61,518)             (50,982)             (28,336)
                                                         --------             --------             --------

Financing activities
   Promissory notes issued                                 45,000                 --                   --
   Promissory notes repaid                                (45,000)                --                   --
   Advances from (repayment to) shareholders                   73                 --                 (1,000)
   Issuance of shares                                      74,167                 --                   --
                                                         --------             --------             --------

                                                           74,240                 --                 (1,000)
                                                         --------             --------             --------

Increase in cash                                           12,722              (50,982)             (29,336)

Cash, beginning of period                                    --                 63,704               44,113
                                                         --------             --------             --------

Cash, end of period                                      $ 12,722             $ 12,722             $ 14,777
                                                         ========             ========             ========


Supplemental cash flow information

     Interest paid                                       $   --               $   --               $   --
     Income taxes paid                                   $   --               $   --               $   --
                                                         ========             ========             ========


                                                  F-18

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Notes to the Financial Statements
(Unaudited)

(Expressed in US Dollars)
================================================================================

August 31, 2005
--------------------------------------------------------------------------------

1.   Nature of operations

     The company was incorporated in the State of Nevada on April 5, 2004. The company is engaged in the business of reclaiming and stabilizing land in preparation for construction in the United States of America. The company has elected a fiscal year end of May 31.

     The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustment that would be necessary should the company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters can not be predicted at this time.

2.   Significant accounting policies

     a)   Development stage company

          The company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

     b)   Revenue recognition

          Revenue from land stabilization contracts is recognized on the percentage of completion basis whereby revenue is measured by the proportion of construction costs incurred to date as a percentage of estimated total construction costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     c)   Foreign currency translation

          Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the year. Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statements of operations.

     d)   Loss per share

          The company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

     e)   Financial instruments

          All significant financial assets, financial liabilities and equity

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Notes to the Financial Statements
(Unaudited)

(Expressed in US Dollars)
================================================================================

August 31, 2005
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued)

     e)   Financial instruments (continued)

          instruments of the company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

     f)   Estimates

          The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

     g)   Income taxes

          Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Tax benefits, which may arise as a result of applying losses to taxable income, have been reduced to nil by a valuation allowance due to uncertainty regarding their utilization.

     h)   Recent accounting pronouncements

          In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

          In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments. For public companies, the cost of employee services received in exchange for equity instruments generally should be measured at fair value at the grant date. The cost of employee services received in exchange for an award of liability instruments should be measured initially at fair value and re-measured subsequently at each reporting date through the settlement date. Public entities that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

          In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Notes to the Financial Statements
(Unaudited)
(Expressed in US Dollars)
================================================================================

August 31, 2005
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued)

     h)   Recent accounting pronouncements (continued)

          Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special purpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

          In November 2002, the EITF reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

          The adoption of these new pronouncements is not expected to have a material effect on the company's financial position or results of operations.

3.   Related party transactions

     Related party transactions are in the normal course of operations and have been valued in these financial statements at the exchange amount which is the amount of consideration established and agreed to by the related parties.

     As at August 31, 2005, $7,285 (May 31, 2005 - $7,285) included in "Due from related party" was owed by a corporation controlled by a director of the company in respect of advances on expenses. The amount due from the related party is unsecured, without interest or stated terms of repayment. Accordingly, the fair value can not be readily determined.

4.   Due to shareholders

     Amounts due to shareholders at August 31, 2005 of $73 (May 31, 2004 - $73) are unsecured, do not bear interest and have no fixed terms of repayment. Accordingly, fair value cannot be readily determined.

5.   Promissory notes payable

     On May 1, 2004, the company issued two non-interest-bearing promissory notes for a total amount of $45,000. The two notes were repaid in full in October 2004.

6.   Economic dependence

     The company currently sub-contracts all land stabilization contracts to one supplier. Accordingly the company is reliant on this relationship to provide services.

Revelstoke Industries, Inc.
(a Development Stage Enterprise)

Notes to the Financial Statements
(Unaudited)
(Expressed in US Dollars)
================================================================================

August 31, 2005
--------------------------------------------------------------------------------

7.   Income taxes

     A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

                                              August 31, 2005    August 31, 2004
                                              ---------------    ---------------

     Loss before income taxes for the period      $(16,444)         $(30,126)
                                                  --------          --------

     Income tax recovery at statutory rates       $ (5,755)         $(10,544)
     Non-deductible items for tax purposes            --                 171
     Unrecognized benefit of non-capital loss
       carry-forwards                                5,755            10,373
                                                  --------          --------

                                                  $   --            $   --
                                                  ========          ========


     The significant components of the company's income tax assets are as follows:

                                                August 31, 2005   May 31, 2005
                                                ---------------   ------------

     Future income tax assets
         Non-capital losses available for
         future periods                             $ 30,669        $ 24,914
                                                    --------        --------

     Valuation allowance                             (30,669)        (24,914)
                                                    --------        --------

                                                    $   --          $   --
                                                    ========        ========


     At August 31, 2005 the company has tax losses of approximately $87,600 (May 31, 2005 - $71,200) available for carry-forward to reduce future years' income taxes, expiring up to 2016. Tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts.

8.   Financial Instruments

     Currency risk

     Currency risk is the risk to the company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The company does not use derivative instruments to reduce its exposure to foreign currency risk. At August 31, 2005 the company had the following financial assets and liabilities: CDN Dollars Cheques issued in excess of cash $ 642 Accounts receivable $ 917 Accounts payable $ 21,549

     At August 31, 2005 Canadian dollar amounts were converted at a rate of $1.1871 Canadian dollars to $1.00 US dollar.

                                     100,000

                             Shares of Common Stock

                                       and

               162,500 Shares of Selling Shareholder Common Stock

                                       of

                           Revelstoke Industries, Inc.

                                   PROSPECTUS


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



               The date of this prospectus is November ____, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Our Bylaws require that we indemnify any person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or a person of whom he is the legal representative is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against such costs and expenses, and to the extent and in the manner provided under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


- -------------------------------------------------------------------
    Nature of Expense                                       Amount

===================================================================
   SEC Registration fee                                 $    33.26
- -------------------------------------------------------------------
   Accounting fees and expenses                            5000.00
- -------------------------------------------------------------------
   Legal fees and expenses                                 5000.00
                                                        ----------
- -------------------------------------------------------------------
   TOTAL                                                $10,033.26
                                                        ----------
- -------------------------------------------------------------------
        * Estimated

Item 26.  Recent Sales of Unregistered Securities.

The following information is given with regard to unregistered securities sold by us during the past three years, including the dates and amounts of securities sold, the persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received. The original incorporators contributed $9,167 for their shares in April 2004. These shares were issued without registration in reliance on the exemption provided by Rule 4(2) and Regulation S under the 1933 Act. There was no advertising or solicitation involved in the sale of these shares.

--------------------------------------------------------------------------------
     Date                                   No. of       Consideration Received
                    Purchaser           Securities Sold
================================================================================
                                                        Amount             Type
================================================================================
  Apr. 5, 2004      Gordon C. McDougall        62500    $4,167             Cash
--------------------------------------------------------------------------------
  Apr. 5, 2004      Russell J. Shiels          75000    $5,000             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Larry Ainsworth             1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Joseph W. Bayer             1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Graeme Bruce                2500    $1,000             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Louise Bruce                2500    $1,000             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Neil Buker                  1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Gordon Caulder              5000    $2,000             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Barry W. Chapman            1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     C. Jane Clements            1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Sheri Croskery              1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Tyler DeBoer                1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Ralph Ettles                1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Tony Fiorino                1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Harry Girgulis              1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Otis Hiltz                  1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Brad Hofstad                1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Barrie Hunt                 1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Helge Jensen                1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Firoz Jessa                 1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004  J  John Kyle                   1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Melanie Lantz               1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Frederick R. Lloyd          1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Bryan McFarlane             1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Heather McFarlane           1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Wendie Parrish              1000      $400             Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Mike Penfold                1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Mike Pridie                 1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Darlene Rodocker           62500  $25,000              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Elaine Rooney               1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Adam Donald Sedgwick        1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Betty Louise Sedgwick       1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Gregory Bruce Sedgwick      1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Roderick James Sedgwick     1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Patricia Senger             1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Tara Shiels                 1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Robert Smith                1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Richard Smyth               1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Yusuf Visram                1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Linda Weight                1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Lindsay White               1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Phyllis Winship             2000     $800              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Cheryl Wood                 1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Garry Wood                  1000     $400              Cash
--------------------------------------------------------------------------------
  Nov. 26, 2004     Sidney Robert Zetterstrom   1000     $400              Cash
--------------------------------------------------------------------------------

For each of the above issuances and sales, we relied upon Regulation S of the Securities Act of 1933, as amended, as the basis for the exemption from registration requirements and there was no public solicitation involved. The shares of restricted common stock were sold to private investors, none of whom reside in the U.S. or is a U.S. citizen. All recipients either received adequate information about us or had access, through employment or other relationships, including business and personal relationships with our management to such information. A total of $65,000 was raised from 44 investors.

Item 27.  Exhibits.

The following exhibits are included as part of this Form SB-2.
--------------------------------------------------------------------------------
  Exhibit Number           Description
--------------------------------------------------------------------------------
  3.1                      Articles of Incorporation*
--------------------------------------------------------------------------------
  3.2                      Bylaws*
--------------------------------------------------------------------------------
  5.1                      Opinion Re: Legality*
--------------------------------------------------------------------------------
  10.1                     Letter Agreement with Alantic Contractors Ltd.*
--------------------------------------------------------------------------------
  23.1                     Consent of Auditors
--------------------------------------------------------------------------------
  23.2                     Consent of Counsel*
--------------------------------------------------------------------------------
      *previously filed with Form SB-2 on February 17, 2005

Item 28.  Undertakings.

We hereby undertake to:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) include any additional or changed material information on the plan of distribution;

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

(2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

(4) for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective; and

(5) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Vancouver, British Columbia, Canada on November 16, 2005.


Revelstoke Industries, Inc.


By: /s/ Gordon C. McDougall
---------------------------
Gordon C. McDougall, Chief Executive Officer
(Principal Executive Officer), Chief Financial and
Principal Financial Officer, Principal Accounting
Officer, President, Treasurer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statements was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   TITLE                               DATE
---------                   -----                               ----


/s/ Gordon C. McDougall     Chief Executive Officer            November 16, 2005
-----------------------     (Principal Executive Officer),
Gordon C. McDougall         Chief Financial and Principal
                            Financial Officer, Principal
                            Accounting Officer, President,
                            Treasurer and Director


/s/ Alan Sedgwick           Director                           November 16, 2005
-----------------
Alan Sedgwick


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